UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2014

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton, Suite 1200 Ft. Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 22, 2014 the board of directors (“the Board”) of Range Resources Corporation (the “Company”) announced an increase to the size of the Board from nine to ten members and the appointment of Christopher A. Helms to serve as a director of the Company. Mr. Helms has been appointed to serve on the Corporate Governance Committee of the Board.

Mr. Helms is the founder and Chief Executive Officer of US Shale Energy Advisors LLC. Prior to his retirement from NiSource Inc. in 2012, he was Executive Vice President and Group Chief Executive Officer. From 2005 to 2011 he served as Chief Executive Office and Executive Director of NiSource Gas Transmission and Storage. Prior to joining NiSource, from 1999 to 2003, Mr. Helms was President and Chief Executive Office of CMS Panhandle Companies, wholly-owned by CMS Energy Corporation. From 1990 to 1999, Mr. Helms held various positions with Duke Energy Corporation and predecessors PanEnergy Corp. and Associated Natural Gas Inc. Mr. Helms also serves as a director for each of the following (a) MPLX GP LLC, a publicly traded master limited partnership that owns midstream crude oil and refined products pipeline and storage assets, (b) Questar Corporation, an integrated natural gas company that develops, produces and delivers natural gas, and (c) Coskata, Inc., a renewable energy company. Mr. Helms previously served on the board of directors of Millennium Pipeline Company LLC and Centennial Pipeline Company LLC and as a director of the Marcellus Shale Coalition, the Commonwealth of Pennsylvania Marcellus Shale Advisory Commission, as Vice Chair of the Interstate Natural Gas Association of America and Chair of the Southern Gas Association. He is also a member of the University of Houston Board of Visitors.

Family Relationships. No family relationship has ever existed between Mr. Helms and any current director or executive officer of the Company or any person contemplated to become such.

Related Party Transactions. There are no related party transactions between the Company and Mr. Helms reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreements. As Mr. Helms is a non-employee director, the Company has not entered into an employment agreement with Mr. Helms. There are no arrangements between Mr. Helms and any other person pursuant to which Mr. Helms was selected as a Company director. Mr. Helms will receive the same compensation as the Company’s other non-employee directors. Upon his election as a director, Mr. Helms received an equity grant under the Company’s 2004 Non-Employee Director Stock Option Plan, consisting of 2,692 shares of restricted stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ Roger S. Manny
Roger S. Manny
Chief Financial Officer

Date: July 22, 2014

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